UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Ohio	000-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices) (Zip Code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2016, the Board of Directors of The Lincoln Electric Company (the “Board”), a wholly-owned subsidiary of Lincoln Electric Holdings, Inc. (the “Company”), authorized a number of changes to its U.S. qualified defined benefit pension plan and the redesign of its 401(k) savings plan, to be effective as of the dates noted further below. These changes reflect the Company’s focus on providing attractive retirement benefits to its employees and aligning the workforce under a consistent retirement plan, while reducing risk and volatility in its pension programs.

The new benefits will supplement participating employees’ defined benefit pensions earned through December 31, 2016. The changes do not affect U.S. retirees, former employees with vested benefits, or current employees who retire prior to January 1, 2017.

These authorized changes include:

•	FREEZING DEFINED BENEFIT PENSION PLAN: An amendment to The Lincoln Electric Company Retirement Annuity Program (the “RAP”) to cease all benefit accruals under the RAP. It is expected that the amendment to the RAP will be signed in mid-December 2016, and will be effective as of December 31, 2016 so that the accrued benefit for each RAP participant will be frozen as of December 31, 2016. The RAP currently includes approximately 1,500 domestic employees, who will fully transition to a defined contribution retirement savings plan.

•	401(k) PLAN REDESIGN: The design and preparation of an amendment and restatement of The Lincoln Electric Company Employee Savings Plan (As Amended and Restated Effective January 1, 2016), as amended (the “Savings Plan”). It is expected that the amendment and restatement will be signed in mid-December 2016, and will be effective as of January 1, 2017. The amended Savings Plan will provide that eligible employees of The Lincoln Electric Company and certain affiliated companies will be eligible to receive up to 6% of employees’ annual compensation in company contributions through:

(1) matching employer contributions equal to 100% of the employees’ before-tax (401(k)) contributions made to the Savings Plan, but not in excess of 3% of annual compensation; and

(2) automatic employer contributions equal to 3% of annual compensation.

These matching and automatic employer contributions will be 100% vested when made. In addition, certain employees affected by the RAP freeze will also be eligible to receive employer contributions equal to 6% of annual compensation for a minimum period of five years, up to the end of the year in which they complete 30 years of service.

•	RESTORATION PLAN: The design and preparation of The Lincoln Electric Company Restoration Plan (the “Restoration Plan”), an unfunded, nonqualified restoration plan. The Restoration Plan is expected to be adopted by mid-December 2016 and be effective as of January 1, 2017. The Restoration Plan is for those employees who are eligible to participate in the new Savings Plan design that will be effective January 1, 2017, and whose compensation for a year is expected to be in excess of the Internal Revenue Code limit on compensation (the “Code Limit”) that may be taken into account under the Savings Plan. The Restoration Plan will provide to such employees the benefits that could not be provided under the Savings Plan due to the Code Limit.

The Company’s U.S. defined benefit plan is fully funded in excess of the projected benefit obligation as of December 31, 2015. The Company does not expect these changes to have a material impact on 2016 and 2017 earnings results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: October 17, 2016	By:	/s/ Frederick G. Stueber
Frederick G. Stueber
Executive Vice President, General Counsel & Secretary